Exhibit 99.3

Original Date of Issuance:  October 13, 2006

Date of this First Amendment and Restatement:  May 17, 2007

NEITHER THIS DEBENTURE NOR THE SECURITIES INTO WHICH THIS DEBENTURE IS CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

No. WGAT-1-2	$5,000,000

WORLDGATE COMMUNICATIONS, INC.

Amended & Restated Secured Convertible Debenture

Due: October 13, 2009

This Secured Convertible Debenture (the “Debenture”) is issued by WORLDGATE COMMUNICATIONS, INC., a Delaware corporation (the “Company”), to CORNELL CAPITAL PARTNERS, LP (the “Holder”), pursuant to that certain Securities Purchase Agreement (the “Securities Purchase Agreement”) dated August 11, 2006.

FOR VALUE RECEIVED, the Company hereby promises to pay to the Holder or its successors and assigns the principal sum of Five Million Dollars ($5,000,000) together with accrued but unpaid interest on or before October 13, 2009 (the “Maturity Date”) in accordance with the following terms:

Section 1.              General Terms

(a)           Interest.  Interest shall accrue on the outstanding principal balance hereof at an annual rate equal to six percent (6%).  Interest shall be calculated on the basis of a 365-day year and the actual number of days elapsed, to the extent permitted by applicable law.  Interest hereunder shall be paid on the Maturity Date (or sooner as provided herein) to the Holder or its assignee in whose name this Debenture is registered on the records of the Company regarding registration and transfers of Debentures in cash or in Common Stock (valued at the Volume Weighted Average Price on the Trading Day immediately prior to the date paid) at the option of the Company.

(b)           Security.  This Debenture is secured by a Security Agreement (the “Security Agreement”) dated August 11, 2006 between the Company, each wholly owned subsidiary of the Company, and the Holder.

Section 2.              Events of Default.

(a)           An “Event of Default”, wherever used herein, means any one of the following events (whatever the reason and whether it shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

(i)            Any default in the payment of the principal of, interest on or other charges in respect of this Debenture, free of any claim of subordination, as and when the same shall become due and payable whether upon an Optional Redemption (as defined in Section 3(a)), or the Maturity Date or by acceleration or otherwise;

(ii)           The Company or any subsidiary of the Company shall commence, or there shall be commenced against the Company or any subsidiary of the Company under any applicable bankruptcy or insolvency laws as now or hereafter in effect or any successor thereto, or the Company or any subsidiary of the Company commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Company or any subsidiary of the Company or there is commenced against the Company or any subsidiary of the Company any such bankruptcy, insolvency or other proceeding which remains undismissed for a period of 61 days; or the Company or any subsidiary of the Company is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the Company or any subsidiary of the Company suffers any appointment of any custodian, private or court appointed receiver or the like for it or any substantial part of its property which continues undischarged or unstayed for a period of sixty one (61) days; or the Company or any subsidiary of the Company makes a general assignment for the benefit of creditors; or the Company or any subsidiary of the Company shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; or the Company or any subsidiary of the Company shall call a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts; or the Company or any subsidiary of the Company shall by any act or failure to act expressly indicate its consent to, approval of or acquiescence in any of the foregoing; or any corporate or other action is taken by the Company or any subsidiary of the Company for the purpose of effecting any of the foregoing;

(iii)          The Company or any subsidiary of the Company shall default in any of its obligations under any other debenture or any mortgage, credit agreement or other facility, indenture agreement, factoring agreement or other instrument under which there may be issued, or by which there may be secured or evidenced any indebtedness for borrowed money or money due under any long term leasing or factoring arrangement of the Company or any subsidiary of the Company in an amount exceeding $500,000, whether such indebtedness now exists or shall hereafter be created and such default shall result in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable;

(iv)          The Common Stock shall cease to be quoted for trading or listing for trading on any of (a) the American Stock Exchange, (b) New York Stock Exchange, (c) the Nasdaq National Market, (d) the Nasdaq Capital Market, or (e) the Nasdaq OTC Bulletin Board (“OTCBB”)  (each, a “Primary Market”) and shall not again be quoted or listed for trading on any Primary Market within five (5) Trading Days of such delisting;

(v)           The Company shall (a) fail to file the Underlying Shares Registration Statement (as defined in Section 6) with the Commission (as defined in Section 6), or (b) the Underlying Shares Registration Statement shall not have been declared effective by the Commission, in each case within thirty (30) days of the periods set forth in the Investor Registration Rights Agreement (“Registration Rights Agreement”) dated August 11, 2006 between the Company and the Holder, or, (c) while the Underlying Shares Registration Statement is required to be maintained effective pursuant to the terms of the Registration Rights Agreement, the effectiveness of the Underlying Shares Registration Statement lapses for any reason or (d) the Holder shall not be permitted to resell the shares of Common Stock underlying this Debenture under the Underlying Shares Registration Statement, in either case, for more than ten (10) consecutive Trading Days (other than days during an Allowable Grace Period (as defined in the Registration Rights Agreement) or for more than an aggregate of twenty (20) days in any 365-day period (which need not be consecutive) (other than days during an Allowable Grace Period (as defined in the Registration Rights Agreement)); provided that the events identified in clauses (c), and (d) above shall not cause an Event of Default to occur or be continuing during the pendency of a review of the Underlying Shares Registration Statement (including any review of a post-effective amendment thereto) by the Commission, provided that the Company diligently responds to all comments of the Commission regarding the Underlying Shares Registration Statement and otherwise uses commercially reasonably efforts to cause the Commission to declare the Underlying Shares Registration Statement (or a post-effective amendment thereto, as the case may be) effective; and provided further that upon the occurrence of an event identified in clause (b) above, an Event of Default shall not be deemed to occur provided that (i) the failure to have the Underlying Shares Registration Statement declared effective in a timely fashion is due solely to comments by the Commission relating to the structure of the transaction contemplated by the Securities Purchase Agreement, (ii) the Company has diligently responded to all comments of the Commission regarding the Underlying Shares Registration Statement and otherwise used commercially reasonably efforts to cause the Commission to declare the Underlying Shares Registration Statement effective, and (iii) the Company acknowledges that any and all fees previously paid to the Holder and any Warrants issued to the Holder have been fully earned and are non-refundable and repays (subject to the next sentence) all outstanding principal and interest under the Debenture without incurring any Redemption Premium.  The Holder at its sole option may waive the repayment requirement of clause (iii) above in which case the Company shall not be permitted to repay the Debenture (unless otherwise permitted hereunder) and the Debenture shall remain outstanding, and provided that the other conditions are satisfied, no Event of Default shall be deemed to have occurred.

(vi)          A Change of Control Transaction (as defined in Section 6) with respect to the Company shall have been consummated;

(vii)         The Company shall fail for any reason to deliver Common Stock certificates to a Holder on or prior to the fifth (5th) Trading Day after a Conversion Date, and such failure shall not be cured within ten (10) days after a Conversion Date (provided that such Holder shall provide the Company with notice prior to the tenth (10th) day after the Conversion Date that it has not received such certificates), or the Company shall provide notice to the Holder, including by way of public announcement, at any time, of its intention not to comply with requests for conversions in accordance with the terms hereof;

(viii)        The Company shall fail for any reason to deliver the payment in cash pursuant to a Buy-In (as defined herein) within three (3) days after notice is delivered hereunder, and such failure shall continue for a period of ten (10) days;

(ix)           The Company shall fail to observe or perform any other covenant, agreement or warranty contained in, or otherwise commit any breach or default of any provision of this Debenture (except as may be covered by Section 2(a)(i) through 2(a)(ix) hereof) or any Transaction Document (as defined in Section 6) which is not cured within 10 days after notice is given by the Holder to the Company, or an Event of Default under any other debenture issued to the Holder in connection with the Securities Purchase Agreement shall occur and be continuing;

(b)           During the time that any portion of this Debenture is outstanding, if any Event of Default has occurred and be continuing, the full principal amount of this Debenture, together with interest and other amounts owing in respect thereof, to the date of acceleration shall become at the Holder’s election, immediately due and payable in cash, provided however, the Holder may request (but shall have no obligation to request) payment of such amounts in Common Stock of the Company.  Furthermore, in addition to any other remedies, the Holder shall have the right (but not the obligation) to convert this Debenture at any time during the continuation of an Event of Default at the Conversion Price then in-effect.  The Holder need not provide and the Company hereby waives any presentment, demand, protest or other notice of any kind, and the Holder may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such declaration may be rescinded and annulled by Holder at any time prior to payment hereunder. No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon.  Except as set forth in Section 4(b)(i), (iii), and (iv), upon the occurrence and during the continuation of an Event of Default, the Holder shall have no obligation to comply with or adhere to any limitations, if any, on the conversion of this Debenture or the sale of the Underlying Shares.

Section 3.              Redemptions.

(a)           Company’s Optional Cash Redemption.  The Company at its option shall have the right to redeem (“Optional Redemption”) a portion or all amounts outstanding under this Debenture prior to the Maturity Date provided that as of the date of the Holder’s receipt of a Redemption Notice (as defined herein) (i) the Volume Weighted Average Price of the of the Common Stock, as reported by Bloomberg, LP, is less than the Conversion Price and (ii) no Event of Default shall have occurred and be continuing.  The Company shall pay an amount equal to the principal amount being redeemed plus a redemption premium (“Redemption Premium”) equal to ten percent (10%) of the principal amount being redeemed, and accrued interest, (collectively referred to as the “Redemption Amount”).  In order to make a redemption, the Company shall first provide written notice to the Holder of its intention to make a redemption (the “Redemption Notice”) setting forth the amount of principal it desires to redeem.  After receipt of the Redemption Notice the Holder shall have three (3) business days to elect to convert all or any portion of this Debenture, subject to the limitations set forth in Section 4(b).  On the fourth (4th) business day after the Redemption Notice, the Company shall deliver to the Holder the Redemption Amount with respect to the principal amount redeemed after giving effect to conversions effected during the three (3) business day period.

Section 4.              Conversion.

(a)           Conversion at Option of Holder.

(i)            This Debenture shall be convertible into shares of Common Stock at the option of the Holder, in whole or in part at any time and from time to time, after the Original Issue Date (as defined in Section 6) (subject to the limitations on conversion set forth in Section 4(b) hereof). The number of shares of Common Stock issuable upon a conversion hereunder equals the quotient obtained by dividing (x) the outstanding amount of this Debenture to be converted by (y) the Conversion Price (as defined in Section 4(c)(i)).  The Company shall deliver Common Stock certificates to the Holder on or prior to the Fifth (5th) Trading Day after a Conversion Date, which certificates may bear a legend referring to their lack of registration under the Securities Act if the Common Stock represented thereby is not then immediately salable to the public without restriction.

(ii)           The Holder shall effect conversions by delivering to the Company a completed notice in the form attached hereto as Exhibit A (a “Conversion Notice”).  The date on which a Conversion Notice is delivered is the “Conversion Date.” Unless the Holder is converting the entire principal amount outstanding under this Debenture, the Holder is not required to physically surrender this Debenture to the Company in order to effect conversions.  Conversions hereunder shall have the effect of lowering the outstanding principal amount of this Debenture plus all accrued and unpaid interest thereon in an amount equal to the applicable conversion. The Holder and the Company shall maintain records showing the principal amount converted and the date of such conversions. In the event of any dispute or discrepancy, the records of the Holder shall be controlling and determinative in the absence of manifest error.

(b)           Certain Conversion Restrictions.

(i)            The Company shall not effect any conversions of this Debenture and the Holder shall not have the right to convert any portion of this Debenture or receive shares of Common Stock as payment of interest hereunder to the extent that after giving effect to such such conversion or receipt of such interest payment, the Holder, together with any affiliate thereof, would beneficially own (as determined in accordance with Section 13(d) of the Exchange Act and the rules promulgated thereunder) in excess of 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to such conversion or receipt of shares as payment of interest.    Since the Holder will not be obligated to report to the Company the number of shares of Common Stock it may hold at the time of a conversion hereunder, unless the conversion at issue would result in the issuance of shares of Common Stock in excess of

9.99% of the then outstanding shares of Common Stock without regard to any other shares which may be beneficially owned by the Holder or an affiliate thereof, the Holder shall have the authority and obligation to determine whether the restriction contained in this Section will limit any particular conversion hereunder and to the extent that the Holder determines that the limitation contained in this Section applies, the determination of which portion of the principal amount of this Debenture is convertible shall be the responsibility and obligation of the Holder.  If the Holder has delivered a Conversion Notice for a principal amount of this Debenture that, without regard to any other shares that the Holder or its affiliates may beneficially own, would result in the issuance in excess of the permitted amount hereunder, the Company shall notify the Holder of this fact and shall honor the conversion for the maximum principal amount permitted to be converted on such Conversion Date in accordance with the periods described in Section 4(a)(i) and, any principal amount tendered for conversion in excess of the permitted amount hereunder shall remain outstanding under this Debenture. The provisions of this Section may be waived by a Holder (but only as to itself and not to any other Holder) upon not less than 65 days prior notice to the Company. Other Holders shall be unaffected by any such waiver.

(ii)           The Holder shall be subject to the following conversion restrictions:  (a) the Holder shall not make any conversion of this Debenture using the Market Conversion Price until the earlier of the effective date of the Underlying Share Registration Statement or January 1, 2007 (the “Restricted Period”); (b) after the expiration of the Restricted Period, all of the Holder’s conversions of this Debenture (combined with conversions on all other debentures issued pursuant to the Securities Purchase Agreement) using the Market Conversion Price in any thirty (30) day period (y) shall not exceed $500,000 of principal amount of this Debenture (the “Cash Conversion Limit”) and (z) shall not result in the issuance of in excess of 840,000 shares of Common Stock of the Company (the “Share Conversion Limit”) provided that, unless the Company elects to waive the Share Conversion Limit, the Company promptly pays the Holder the balance of the principal amount up to the Cash Conversion Limit which remains unconverted as a result of the Share Conversion Limit.  Notwithstanding the foregoing, the Cash Conversion Limit and the Share Conversion Limit shall not apply upon the occurrence and during the continuation of an Event of Default, and neither of such restrictions shall apply if waived in writing by the Company.  Nothing contained in this Section 4(b)(ii) hereof shall limit the Holder’s right to make conversions at the Fixed Conversion Price.

(iii)          The Company shall not issue any shares of Common Stock pursuant to this Debenture, and the Holder of this Debenture shall not have the right to receive any shares of Common Stock pursuant to this Debenture, if the issuance of any such shares of Common Stock would cause the total shares of Common Stock issued under the transactions contemplated by the Securities Purchase Agreement, including, (a) this Debenture or any other debenture issued pursuant to the Securities Purchase Agreement, (b) the Warrant Shares (as defined in the Securities Purchase Agreement), (c) the Commitment Shares (as defined in the Securities Purchase Agreement), and (d) any shares of Common Stock issued as Liquidated Damages (as defined in the Registration Rights Agreement) to be greater than 19.99% of the outstanding shares of Common Stock as of the date of the Securities Purchase Agreement (the number of shares that may be issued without violating such rules and regulations, the “Share Limitation”), until the Company’s shareholders approve (without the vote of any shares acquired in the transactions set forth in the Securities purchase Agreement) the issuance of all the shares issuable under the transactions contemplated by the Securities Purchase Agreement.

(iv)          The Company shall not issue any shares of Common Stock pursuant to this Debenture, and the Holder of this Debenture shall not have the right to receive any shares of Common Stock pursuant to this Debenture, if the issuance of any such shares of Common Stock would cause the total shares of Common Stock issued under the transactions contemplated by the Securities Purchase Agreement, including, (a) this Debenture or any other debenture issued pursuant to the Securities Purchase Agreement, (b) the Warrant Shares (as defined in the Securities Purchase Agreement), (c) the Commitment Shares (as defined in the Securities Purchase Agreement), and (d) any shares of Common Stock issued as Liquidated Damages (as defined in the Registration Rights Agreement), to be greater than 61,111,111 shares of Common Stock.

(c)           Conversion Price and Adjustments to Conversion Price.

(i)            The conversion price in effect on any Conversion Date shall be equal to the lesser of (a) $1.75 (the “Fixed Conversion Price”) or (b) ninety percent (90%) of the average of the five (5) lowest daily Volume Weighted Average Prices during the fifteen (15) Trading Days immediately preceding the Conversion Date (the “Market Conversion Price”).  The Fixed Conversion Price and the Market Conversion Price are collectively referred to as the “Conversion Price.”  The Conversion Price may be adjusted pursuant to the other terms of this Debenture.

(ii)           If the Company, at any time while this Debenture is outstanding, shall (a) pay a stock dividend or otherwise make a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock, (b) subdivide outstanding shares of Common Stock into a larger number of shares, (c) combine (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (d) issue by reclassification of shares of the Common Stock any shares of capital stock of the Company, then the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding before such event and of which the denominator shall be the number of shares of Common Stock outstanding after such event. Any adjustment made pursuant to this Section shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

(iii)          If the Company, at any time while this Debenture is outstanding, shall issue rights, options or warrants to all holders of Common Stock (and not to the Holder) entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the Conversion Price, then the Conversion Price shall be multiplied by a fraction, of which the denominator shall be the number of shares of the Common Stock (excluding treasury shares, if any) outstanding on the date of issuance of such rights or warrants (plus the number of additional shares of Common Stock offered for subscription or purchase), and of which the numerator shall be the number of shares of the Common Stock (excluding treasury shares, if any) outstanding on the date of issuance of such rights or warrants, plus the number of shares which the aggregate offering price of the total number of shares so offered would purchase at the Conversion Price. Such adjustment shall be made whenever such rights or warrants are issued, and shall become effective immediately after the record date for the determination of stockholders entitled to receive such rights, options or warrants. However, upon the expiration of any such right, option or warrant to purchase shares of the Common Stock the issuance of which resulted in an adjustment in the Conversion Price pursuant to this Section, if any such right, option or warrant shall expire and shall not have been exercised, the Conversion Price shall immediately upon such expiration be recomputed and effective immediately upon such expiration be increased to the price which it would have been (but reflecting any other adjustments in the Conversion Price made pursuant to the provisions of this Section after the issuance of such rights or warrants) had the adjustment of the Conversion Price made upon the issuance of such rights, options or warrants been made on the basis of offering for subscription or purchase only that number of shares of the Common Stock actually purchased upon the exercise of such rights, options or warrants actually exercised.

(iv)          If the Company or any subsidiary thereof, as applicable, at any time while this Debenture is outstanding, shall issue shares of Common Stock or rights, warrants, options or other securities or debt that are convertible into or exchangeable for shares of Common Stock (“Common Stock Equivalents”) entitling any Person to acquire shares of Common Stock, at a price per share less than the Conversion Price (if the holder of the Common Stock or Common Stock Equivalent so issued shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options or rights per share which is issued in connection with such issuance, be entitled to receive shares of Common Stock at a price per share which is less than the Conversion Price, such issuance shall be deemed to have occurred for less than the Conversion Price) (a “Dilutive Issuance”), then, effective immediately upon the Dilutive Issuance, the Fixed Conversion Price shall be adjusted so as to equal an amount determined by multiplying such Fixed Conversion Price by the following fraction:

N0 + N1
N0 + N2

where:

N0 =                       the number of shares of Common Stock outstanding immediately prior to the issuance, or deemed issuance, of such Common Stock or Common Stock Equivalents in such Dilutive Issuance (without taking into account any shares of Common Stock issuable upon conversion, exchange or exercise of any securities or other instruments which are convertible into or exercisable or exchangeable for Common Stock (“Convertible Securities”) or options, warrants or other rights to purchase or subscribe for Common Stock or Convertible Securities, other than shares of Common Stock issuable upon conversion of this Debenture and any other debentures issued pursuant to the Securities Purchase Agreement or upon exercise of the Warrants (as defined in the Securities Purchase Agreement), which shall be taken into account in determining such number;

N1 =                        the number of shares of Common Stock which the aggregate consideration, if any, received or receivable by the Company for the total number of such shares of Common Stock or Common Stock Equivalents so issued, or deemed issued, in such Dilutive Issuance would purchase at the Fixed Conversion Price in effect immediately prior to such Dilutive Issuance; and

N2 =                        the number of such additional shares of Common Stock so issued or issuable, or deemed issued or issuable, in connection with such Dilutive Issuance.

Such adjustment shall be made whenever such Common Stock or Common Stock Equivalents are issued. The Company shall notify the Holder in writing, no later than one (1) business day following the issuance of any Common Stock or Common Stock Equivalent subject to this Section, indicating therein the applicable issuance price, or of applicable reset price, exchange price, conversion price and other pricing terms.  No adjustment under this Section shall be made as a result of issuances of Excluded Securities.

(v)           If the Company, at any time while this Debenture is outstanding, shall distribute to all holders of Common Stock (and not to the Holder) evidences of its indebtedness or assets or rights or warrants to subscribe for or purchase any security, then in each such case the Conversion Price at which this Debenture shall thereafter be convertible shall be determined by multiplying the Conversion Price in effect immediately prior to the record date fixed for determination of stockholders entitled to receive such distribution by a fraction of which the denominator shall be the Volume Weighted Average Price determined as of the record date mentioned above, and of which the numerator shall be such Volume Weighted Average Price on such record date less the then fair market value at such record date of the portion of such assets or evidence of indebtedness so distributed applicable to one outstanding share of the Common Stock as determined by the Board of Directors in good faith. In either case the adjustments shall be described in a statement provided to the Holder of the portion of assets or evidences of indebtedness so distributed or such subscription rights applicable to one share of Common Stock. Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date mentioned above.

(vi)          In case of any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is converted into other securities, cash or property, the Holder shall have the right thereafter to, at its option,  (A) convert the then outstanding principal amount, together with all accrued but unpaid interest and any other amounts then owing hereunder in respect of this Debenture into the shares of stock and other securities, cash and property receivable upon or deemed to be held by holders of the Common Stock following such reclassification or share exchange, and the Holder of this Debenture shall be entitled upon such event to receive such amount of securities, cash or property as the shares of the Common Stock of the Company into which the then outstanding principal amount, together with all accrued but unpaid interest and any other amounts then owing hereunder in respect of this Debenture could have been converted immediately prior to such reclassification or share exchange would have been entitled, or (B) require the Company to prepay the outstanding principal amount of this Debenture, plus all interest and other amounts due and payable thereon.

The entire prepayment price shall be paid in cash.  This provision shall similarly apply to successive reclassifications or share exchanges.

(vii)         Whenever the Conversion Price is adjusted pursuant to Section 4 hereof, the Company shall promptly mail to the Holder a notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

(viii)        If (A) the Company shall declare a dividend (or any other distribution) on the Common Stock; (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock; (C) the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights; (D) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, of any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property; or (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company; then, in each case, the Company shall cause to be filed at each office or agency maintained for the purpose of conversion of this Debenture, and shall cause to be mailed to the Holder at its last address as it shall appear upon the stock books of the Company, at least twenty (20) calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange, provided, that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice.  The Holder is entitled to convert this Debenture during the 20-day calendar period commencing the date of such notice to the effective date of the event triggering such notice.

(ix)           In case of any (1) merger or consolidation of the Company or any subsidiary of the Company with or into another Person, or (2) sale by the Company or any subsidiary of the Company of more than one-half of the assets of the Company in one or a series of related transactions, a Holder shall have the right to (A) exercise any rights under Section 2(b), (B) convert the aggregate amount of this Debenture then outstanding into the shares of stock and other securities, cash and property receivable upon or deemed to be held by holders of Common Stock following such merger, consolidation or sale, and such Holder shall be entitled upon such event or series of related events to receive such amount of securities, cash and property as the shares of Common Stock into which such aggregate principal amount of this Debenture could have been converted immediately prior to such merger, consolidation or sales would have been entitled, or (C) in the case of a merger or consolidation, require the surviving entity to issue to the Holder a convertible Debenture with a principal amount equal to the aggregate principal amount of this Debenture then held by such Holder, plus all accrued and unpaid interest and other amounts owing thereon, which such newly issued convertible Debenture shall have terms identical (including with respect to conversion) to the terms of this Debenture, and shall be entitled to all of the rights and privileges of the Holder of this Debenture set forth herein and the agreements pursuant to which this Debentures were issued. In the case of clause (C), the conversion price applicable for the newly issued shares of convertible preferred stock or convertible Debentures shall be based upon the amount of securities, cash and property that each share of Common Stock would receive in such transaction and the Conversion Price in effect immediately prior to the effectiveness or closing date for such transaction. The terms of any such merger, sale or consolidation shall include such terms so as to continue to give the Holder the right to receive the securities, cash and property set forth in this Section upon any conversion or redemption following such event. This provision shall similarly apply to successive such events.

(d)           Other Provisions.

(i)            The Company shall have the right to force the Holder to convert this Debenture into shares of Common Stock in accordance with this Section 4 hereof, in amounts not to exceed $500,000 in any thirty (30) day period (less any amounts converted by the Holder during such period), after the Original Issue Date, subject to the limitations on conversions set forth in Section 4(b) hereof and provided that the following conditions are satisfied:  (a) the Volume Weighted Average Price of the Common Stock is greater than 110% of the Fixed Conversion Price on each of the five Trading Days immediately preceding the Conversion Date, (b) the average daily trading volume for the Common Stock on a Primary Market over the five Trading Days prior to the Conversion Date shall have been greater than 200,000 shares, (c) the Underlying Shares Registration Statement shall be effective and the Holder shall be permitted to resell the shares of Common Stock underlying this Debenture under the Underlying Registration Statement, and (d) no Event of Default shall have occurred and be continuing.

(ii)           The Company will have the right to force the Holder to convert this Debenture into shares of Common Stock in accordance with this Section 4 hereof if (a) the Volume Weighted Average Price of the Common Stock is greater than or equal to a price per share equal to 200% of the Fixed Conversion Price for at least thirty (30) consecutive Trading Days preceding the Conversion Date, (b) the average daily trading volume for the Common Stock on a Primary Market over the five Trading Days prior to the Conversion Date shall have been greater than 250,000 shares, (c) the Underlying Shares Registration Statement shall be effective and the Holder shall be permitted to resell the shares of Common Stock underlying this Debenture under the Underlying Registration Statement, and (d) no Event of Default shall have occurred and be continuing.

(iii)          The Company shall at all times reserve and keep available out of its authorized Common Stock the full number of shares of Common Stock issuable upon conversion of all outstanding amounts under this Debenture; and within three (3) Business Days following the receipt by the Company of a Holder’s notice that such minimum number of Underlying Shares is not so reserved, the Company shall promptly reserve a sufficient number of shares of Common Stock to comply with such requirement.

(iv)          All calculations under this Section 4 shall be rounded to the nearest $0.0001 or whole share.

(v)           The Company covenants that it will at all times reserve and keep available out of its authorized and unissued shares of Common Stock solely for the purpose of issuance upon conversion of this Debenture and payment of interest on this Debenture, each as herein provided, free from preemptive rights or any other actual contingent purchase rights of persons other than the Holder, not less than such number of shares of the Common Stock as shall (subject to any additional requirements of the Company as to reservation of such shares set forth in this Debenture or in the Transaction Documents) be issuable (taking into account the adjustments and restrictions set forth herein) upon the conversion of the outstanding principal amount of this Debenture and payment of interest hereunder. The Company covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly and validly authorized, issued and fully paid, nonassessable and, if the Underlying Shares Registration Statement has been declared effective under the Securities Act, registered for public sale in accordance with such Underlying Shares Registration Statement.

(vi)          Upon a conversion hereunder the Company shall not be required to issue stock certificates representing fractions of shares of the Common Stock, but may if otherwise permitted, make a cash payment in respect of any final fraction of a share based on the Volume Weighted Average Price at such time. If the Company elects not, or is unable, to make such a cash payment, the Holder shall be entitled to receive, in lieu of the final fraction of a share, one whole share of Common Stock.

(vii)         The issuance of certificates for shares of the Common Stock on conversion of this Debenture shall be made without charge to the Holder thereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificate, provided that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Holder of such Debenture so converted and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

(viii)        Nothing herein shall limit a Holder’s right to pursue actual damages or declare an Event of Default pursuant to Section 2 herein for the Company ‘s failure to deliver certificates representing shares of Common Stock upon conversion within the period specified herein and such Holder shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief, in each case without the need to post a bond or provide other security. The exercise of any such rights shall not prohibit the Holder from seeking to enforce damages pursuant to any other Section hereof or under applicable law.

(ix)           In addition to any other rights available to the Holder, if the Company fails to deliver to the Holder such certificate or certificates pursuant to Section 4(a)(i) by the fifth (5th) Trading Day after the Conversion Date, and if after such fifth (5th) Trading Day the Holder purchases (in an open market transaction or otherwise) Common Stock to deliver in satisfaction of a sale by such Holder of the Underlying Shares which the Holder anticipated receiving upon such conversion (a “Buy-In”), then the Company shall (A) pay in cash to the Holder (in addition to any remedies available to or elected by the Holder) the amount by which (x) the Holder’s total purchase price (including brokerage commissions, if any) for the Common Stock so purchased exceeds (y) the product of (1) the aggregate number of shares of Common Stock that such Holder anticipated receiving from the conversion at issue multiplied by (2) the market price of the Common Stock at the time of the sale giving rise to such purchase obligation and (B) at the option of the Holder, either reissue a Debenture in the principal amount equal to the principal amount of the attempted conversion or deliver to the Holder the number of shares of Common Stock that would have been issued had the Company timely complied with its delivery requirements under Section 4(a)(i). For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of Debentures with respect to which the market price of the Underlying Shares on the date of conversion was a total of $10,000 under clause (A) of the immediately preceding sentence, the Company shall be required to pay the Holder $1,000.  The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In.

Section 5.              Notices.                 Any notices, consents, waivers or other communications required or permitted to be given under the terms hereof must be in writing and will be deemed to have been delivered:  (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one (1) Trading Day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same.  The addresses and facsimile numbers for such communications shall be:

If to the Company, to:	WorldGate Communications, Inc.
3190 Tremont Avenue
Trevose, PA 19053
Attention: Joel Boyarski
Telephone: (215) 354-5312
Facsimile: (215) 354-1049

With a copy to:	Drinker Biddle & Reath LLP
1000 Westlakes Drive, Suite 300
Berwyn, PA 19312-2409
Attention: Walter Mostek
Telephone: (610) 993-2233
Facsimile: (610) 993-8585

If to the Holder:	Cornell Capital Partners, LP
101 Hudson Street, Suite 3700
Jersey City, NJ 07303
Attention: Mark Angelo
Telephone: (201) 985-8300

With a copy to:	David Gonzalez, Esq
101 Hudson Street — Suite 3700
Jersey City, NJ 07302
Telephone: (201) 985-8300
Facsimile: (201) 985-8266

or at such other address and/or facsimile number and/or to the attention of such other person as the recipient party has specified by written notice given to each other party three (3) business days prior to the effectiveness of such change.  Written confirmation of receipt (i) given by the recipient of such notice, consent, waiver or other communication, (ii) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (iii) provided by a nationally recognized overnight delivery service, shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

Section 6.              Definitions.  For the purposes hereof, the following terms shall have the following meanings:

“Approved Stock Plan” means any stock or option or other incentive plan that has been duly adopted by a majority of the non-employee members of the Board of Directors of the Company, or a majority of the members of a committee of non-employee directors established for such purpose, pursuant to which the Company’s securities may be issued or deemed to be issued to consultants, employees, officers or directors of the Company.

 “Business Day” means any day except Saturday, Sunday and any day which shall be a federal legal holiday in the United States or a day on which banking institutions are authorized or required by law or other government action to close.

“Change of Control Transaction” means the occurrence of (a) an acquisition after the date hereof by an individual or legal entity or “group” (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act) of effective control (whether through legal or beneficial ownership of capital stock of the Company, by contract or otherwise) of in excess of fifty percent (50%) of the voting securities of the Company (except that the acquisition of voting securities by the Holder shall not constitute a Change of Control Transaction for purposes hereof), (b) a replacement at one time or over time of more than one-half of the members of the board of directors of the Company which is not approved by a majority of those individuals who are members of the board of directors on the date hereof and remain on the board of directors as of the date of such approval (or by those individuals who are serving as members of the board of directors on any date whose nomination to the board of directors was approved by a majority of the members of the board of directors who are members on the date hereof and remain on the board of directors as of the date of such approval), or (c) the merger, consolidation or sale of fifty percent (50%) or more of the assets of the Company or any subsidiary of the Company in one or a series of related transactions with or into another entity.

“Commission” means the Securities and Exchange Commission.

“Common Stock” means the common stock, par value $.01, of the Company and stock of any other class into which such shares may hereafter be changed or reclassified.

“Conversion Date” shall mean the date upon which the Holder gives the Company notice of their intention to effectuate a conversion of this Debenture into shares of the Company’s Common Stock as outlined herein.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Securities” means (a) shares of Common Stock issued or deemed to have been issued pursuant to an Approved Stock Plan; (b) shares of Common Stock issued or deemed to be issued by the Company upon the conversion, exchange or exercise of any right, option, obligation or security outstanding on the date of the Securities Purchase Agreement; provided that (1) the terms of such right, option, obligation or security are not amended or otherwise modified on or after the date of the Securities Purchase Agreement, and (2) the conversion price, exchange price, exercise price or other purchase price is not reduced, adjusted or otherwise modified (except by operation of, or in accordance with, the relevant governing documents) and the number of shares of Common Stock issued or issuable is not increased (except by operation of, or in accordance with, the relevant governing documents) on or after the date of the Securities Purchase Agreement, and provided further that, notwithstanding anything to the contrary set forth herein, the term “Excluded Securities” shall include, subject to the consent of the Holder which shall not be unreasonably withheld, shares of Common Stock issued or deemed to be issued by the Company upon the exercise of additional investment rights issued or issuable by the Company in satisfaction of claims against the Company by the investors party to the private placement of the Company’s securities on August 3, 2005; and (c) the shares of Common Stock issued or deemed to be issued by the Company upon conversion of this Debenture and any other debentures issued pursuant to the Securities Purchase Agreement or upon exercise of the Warrants; and (d) shares of Common Stock issued or deemed to have been issued pursuant to any strategic transaction with a third party Person in connection with the business of the Company, which transaction is not primarily for the purpose of raising capital for the Company.

“Original Issue Date” shall mean the date of the first issuance of this Debenture regardless of the number of transfers and regardless of the number of instruments, which may be issued to evidence such Debenture.

“Person” means a corporation, an association, a partnership, organization, a business, an individual, a government or political subdivision thereof or a governmental agency.

 “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Trading Day” means a day on which the shares of Common Stock are quoted on the OTCBB or quoted or traded on such Primary Market on which the shares of Common Stock are then quoted or listed; provided, that in the event that the shares of Common Stock are not listed or quoted, then Trading Day shall mean a Business Day.

“Transaction Documents” means the Securities Purchase Agreement or any other agreement delivered in connection with the Securities Purchase Agreement, including, without limitation, the Security Agreement, the Irrevocable Transfer Agent Instructions, and the Registration Rights Agreement.

“Underlying Shares” means the shares of Common Stock issuable upon conversion of this Debenture or as payment of interest in accordance with the terms hereof.

“Underlying Shares Registration Statement” means a registration statement meeting the requirements set forth in the Registration Rights Agreement, covering among other things the resale of the Underlying Shares and naming the Holder as a “selling stockholder” thereunder.

“Volume Weighted Average Price” means, with respect to a Trading Day, the volume weighted average price of the Common Stock for such Trading Day as quoted by Bloomberg, LP.

Section 7.              Except as expressly provided herein, no provision of this Debenture shall alter or impair the obligations of the Company, which are absolute and unconditional, to pay the principal of, interest and other charges (if any) on, this Debenture at the time, place, and rate, and in the coin or currency, herein prescribed.  This Debenture is a direct obligation of the Company. This Debenture ranks pari passu with all other Debentures now or hereafter issued under the terms set forth herein. As long as this Debenture is outstanding, the Company shall not and shall cause their subsidiaries not to, without the consent of the Holder, (i) amend its certificate of incorporation, bylaws or other charter documents so as to adversely affect any rights of the Holder; (ii) repay, repurchase or offer to repay, repurchase or otherwise acquire shares of its Common Stock or other equity securities other than as to the Underlying Shares to the extent permitted or required under the Transaction Documents; or (iii) enter into any agreement with respect to any of the foregoing.

Section 8.              This Debenture shall not entitle the Holder to any of the rights of a stockholder of the Company, including without limitation, the right to vote, to receive dividends and other distributions, or to receive any notice of, or to attend, meetings of stockholders or any other proceedings of the Company, unless and to the extent converted into shares of Common Stock in accordance with the terms hereof.

Section 9.              If this Debenture is mutilated, lost, stolen or destroyed, the Company shall execute and deliver, in exchange and substitution for and upon cancellation of the mutilated Debenture, or in lieu of or in substitution for a lost, stolen or destroyed Debenture, a new Debenture for the principal amount of this Debenture so mutilated, lost, stolen or destroyed but only upon receipt of evidence of such loss, theft or destruction of such Debenture, and of the ownership hereof, and indemnity, if requested, all reasonably satisfactory to the Company.

Section 10.            No indebtedness of the Company is senior to this Debenture in right of payment, whether with respect to interest, damages or upon liquidation or dissolution or otherwise.  Without the Holder’s consent, the Company will not and will not permit any of their subsidiaries to, directly or indirectly, enter into, create, incur, assume or suffer to exist any indebtedness of any kind, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits there from that is senior in any respect to the obligations of the Company under this Debenture.

Section 11.            This Debenture shall be governed by and construed in accordance with the laws of the State of New Jersey, without giving effect to conflicts of laws thereof.  Each of the parties consents to the jurisdiction of the Superior Courts of the State of New Jersey sitting in Hudson County, New Jersey and the U.S. District Court for the District of New Jersey  sitting in Newark, New Jersey in connection with any dispute arising under this Debenture and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens to the bringing of any such proceeding in such jurisdictions.

Section 12.            If the Company fails to strictly comply with the terms of this Debenture, then the Company shall reimburse the Holder promptly for all fees, costs and expenses, including, without limitation, attorneys’ fees and expenses incurred by the Holder in any action in connection with this Debenture, including, without limitation, those incurred: (i) during any workout, attempted workout, and/or in connection with the rendering of legal advice as to the Holder’s rights, remedies and obligations, (ii) collecting any sums which become due to the Holder, (iii) defending or prosecuting any proceeding or any counterclaim to any proceeding or appeal; or (iv) the protection, preservation or enforcement of any rights or remedies of the Holder.

Section 13.            Any waiver by the Holder of a breach of any provision of this Debenture shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Debenture. The failure of the Holder to insist upon strict adherence to any term of this Debenture on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Debenture. Any waiver must be in writing.

Section 14.            If any provision of this Debenture is invalid, illegal or unenforceable, the balance of this Debenture shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances. If it shall be found that any interest or other amount deemed interest due hereunder shall violate applicable laws governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum permitted rate of interest. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of or interest on this Debenture as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this indenture, and the Company (to the extent it may lawfully do so) hereby expressly waives all benefits or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impeded the execution of any power herein granted to the Holder, but will suffer and permit the execution of every such as though no such law has been enacted.

Section 15.            Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

Section 16.            This Debenture is exchangeable for an equal aggregate principal amount of Debentures of different authorized denominations, as requested by the Holder surrendering the same. No service charge will be made for such registration of transfer or exchange.

Section 17.            THE PARTIES HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT ANY OF THEM MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY TRANSACTION DOCUMENT OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY.  THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES’ ACCEPTANCE OF THIS AGREEMENT.

[REMAINDER OF PAGE INTENTIONLLY LEFT BLANK]

IN WITNESS WHEREOF, the Company has caused this Amended and Restated Secured Convertible Debenture to be duly executed by a duly authorized officer as of the date set forth above.

COMPANY:
WORLDGATE COMMUNICATIONS, INC.

By:	/s/ Joel Boyarski
Name:Joel Boyarski
Title:Chief Financial Officer

EXHIBIT A

CONVERSION NOTICE

(To be executed by the Holder in order to Convert the Debenture)

TO:

The undersigned hereby irrevocably elects to convert $________________ of the principal amount of Debenture No. WGAT-1-2 into Shares of Common Stock of WORLDGATE COMMUNICATIONS, INC., according to the conditions stated therein, as of the Conversion Date written below.

Conversion Date:

Amount to be converted:	$

Conversion Price:	$

Number of shares of Common Stock to be issued:

Amount of Debenture Unconverted:	$

Please issue the shares of Common Stock in the following name and to the following address:

Issue to:		Cornell Capital Partners, LP 101 Hudson Street, Suite 3700 Jersey City, NJ 07083 Tel: (201) 985-8300 Fax: (201) 985-8266

Authorized Signature:

Name:

Title:

Broker DTC Participant Code:

Account Number: